EXHIBIT 5.1


                  [Wachtell, Lipton, Rosen & Katz Letterhead]
                               February 13, 1998

W. R. Grace & Co.
One Town Center Road
Boca Raton, Florida  33486

               Re:  Registration Statement on Form S-4 of
                    W. R. Grace & Co.

Ladies and Gentlemen:

               We have acted as special counsel to W. R. Grace & Co., a Delaware corporation ("Grace"), in connection with the above captioned Registration Statement on Form S-4 (the "Registration Statement") being filed today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "1933 Act"), with respect to: (1) the shares of common stock, par value $.10 per share, of Grace ("New Sealed Air Common Stock") and the shares of convertible preferred stock, par value $.10 per share, of Grace (the "New Sealed Air Preferred Stock," together with the New Sealed Air Common Stock, the "New Sealed Air Shares") proposed to be issued in connection with the recapitalization of Grace (the "Recapitalization") upon the terms and subject to the conditions of the Form of Distribution Agreement (the "Distribution Agreement"), to be entered into prior to the effective time of the Merger (as defined herein), filed as
Exhibit 2.2 to the Registration Statement, by and among Grace, Packco Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Grace ("Packco") and Sealed Air Corporation, a Delaware corporation ("Sealed Air"); and (2) the New Sealed Air Common Stock proposed to be issued in the merger (the "Merger") of Packco with and into Sealed Air, upon the terms and subject to the conditions of the Agreement and Plan of Merger (the "Merger Agreement"), dated as of August 14, 1997, filed as Exhibit 2.1 to the Registration Statement, by and among Grace, Sealed Air and Packco.

               In connection with this opinion, we have examined the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of Grace in the respective forms contemplated to be in effect at the time that the New Sealed Air Shares are issued, the Registration Statement and the exhibits thereto, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, certificates of public officials and of officers of Grace and other instruments, and such matters of law and fact as we have deemed necessary to render the opinion contained herein.

               In giving the opinion contained herein, we have with your approval relied upon representations of officers of Grace and certificates of public officials with respect to the accuracy of the material factual matters addressed by such representations and certificates. We have, with your approval, assumed the genuineness of all signatures or instruments submitted to us, and the conformity of certified copies submitted to us with the original documents to which such certified copies relate.

               We are members of the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, the General Corporation Law of the State of Delaware and the laws of the State of New York.

               Based upon and subject to the foregoing, and assuming (i) the certificates representing the New Sealed Air Shares will be manually signed by one of the authorized officers of First Chicago Trust Company of New York, as transfer agent and registrar for the New Sealed Air Shares (the "Transfer Agent and Registrar"), and registered by the Transfer Agent and Registrar,
(ii) the consummation of the Merger and Recapitalization as contemplated by the Merger Agreement and Distribution Agreement, respectively, and (iii) that the shares of Sealed Air common stock to be exchanged for New Sealed Air Common Stock in the Merger and that the shares of Grace common stock to be exchanged for New Sealed Air Shares in the Recapitalization have been validly issued, fully paid and non-assessable, we are of the opinion that, upon the amendment of the Amended and Restated Certificate of Incorporation of Grace to authorize a sufficient number of shares of the common and preferred stock of Grace, and upon the Merger having been approved by the stockholders of Grace and becoming effective pursuant to the General Corporation Law of the State of Delaware, all as described in the Registration Statement and any amendments thereto, the New Sealed Air Shares will be duly authorized and, when issued in the manner described in the Registration Statement and any amendments thereto, will be validly issued, fully paid, and non-assessable.

               We hereby consent (i) to the filing of this opinion with the Commission as an exhibit to the Registration Statement and (ii) to the statement made in reference to our firm under the caption "LEGAL MATTERS" in the Joint Proxy Statement/Prospectus which is made a part of the Registration Statement. We do not hereby admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz
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    Wachtell, Lipton, Rosen & Katz